UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2018

MISONIX, INC.

(Exact name of Registrant as specified in its charter)

New York	1-10986	11-2148932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1938 New Highway, Farmingdale, New York 11735

(Address of principal executive offices, including zip code)

(631) 694-9555
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 18, 2018, the Board of Directors of Misonix, Inc. (the “Company”) appointed Gwendolyn A. Watanabe to the Company’s Board of Directors.

Ms. Watanabe replaces John W. Gildea, who resigned from his position as a member of the Board of Directors of the Company on July 18, 2018. Mr. Gildea’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with her appointment, Ms. Watanabe entered into the Company’s previously disclosed standard form of director Indemnification Agreement. She also received a grant of ten-year stock options to purchase 20,000 shares of Company common stock at an exercise price of $13.50 per share, vesting in four equal annual installments.

The Company issued a press release with respect to the foregoing appointment, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits – The following exhibit is filed as part of this report:

99.1	Press Release dated July 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISONIX, INC.

Date: July 19, 2018	By:	/s/ Stavros G. Vizirgianakis
Stavros G. Vizirgianakis
Chief Executive Officer